Exhibit 99.1

Black-Out Notice Concerning Limitations on

Trading in Ponce Financial Group, Inc. Equity Securities

To: Executive Officers and Directors of Ponce Financial Group, Inc. (the “Company”)

From: Carlos Naudon, President and Chief Executive Officer

Date: October 31, 2023

This notice is being provided to you pursuant to Rule 104 of Regulation BTR, promulgated under Section 306(a)(6) of the Sarbanes Oxley Act of 2002. The purpose of this notice is to inform you of an impending “blackout period” that will be imposed on trading in the Company’s common stock (“Company stock”) due to the transition of the Ponce Bank Employee Stock Ownership Plan with 401(k) provisions (the “401(k) Plan”) from Pentegra Retirement Services (“Pentegra”) to Empower Retirement, LLC (“Empower”), which is expected to begin on November 15, 2023. This blackout period, described in more detail below, is necessary to transfer the assets, recordkeeping and other services related to the 401(k) Plan from Pentegra to Empower.

Under the Sarbanes-Oxley Act of 2002 and SEC Regulation BTR, the executive officers and directors of the Company will generally be prohibited from engaging in transactions involving the Company’s equity securities (including options and other derivatives based on Company stock) during this blackout period, including shares of the Company stock that are held outside of the 401(k) Plan.

1.
The blackout period is expected to begin at 4:00 pm Eastern Time on November 15, 2023, and be completed by the week of December 18, 2023, provided, however, that the blackout period may be extended due to events that are beyond the control of the Company. We will notify you of any changes that affect the dates of the blackout period. In addition, during the blackout period and for a period of two years after the end date thereof, you may obtain, without charge, information regarding the blackout period, including the actual beginning and end dates of the blackout period, by contacting Sergio Vaccaro, in writing, at Ponce Bank, 2244 Westchester Avenue, Bronx, New York 10462 or at sergio.vaccaro@poncebank.net or by calling 718-931-9000.
2.
Generally, during the blackout period, you are prohibited from directly or indirectly, purchasing, selling or otherwise transferring any equity security of the Company that you acquired in connection with your service as an executive officer or director. “Equity securities” are defined broadly to include options and other derivatives. Covered transactions are not limited to those involving your direct ownership but include any transaction in which you have a pecuniary interest.
3.
The prohibition covers securities acquired “in connection with service as a director or executive officer.” This includes, among other things, securities acquired under a compensatory plan or contract (such as under a stock option, or a restricted stock grant), as a direct or indirect inducement to employment or joining the Board of Directors, in transactions between the individual and the Company, and as director qualifying shares. Securities acquired outside of an individual’s service as a director or executive officer (such as shares acquired when the person was an employee but not yet an executive officer) are not covered. However, if you hold both covered shares and non-covered shares, any shares that you sell will be presumed to come first from the covered shares unless you can identify the source of the sold shares and show that you use the same identification for all related purposes (such as tax reporting and disclosure requirements).
4.
The following are examples of transactions that you may not engage in during the blackout period:

•
Exercising stock options granted to you in connection with your service as a director or executive officer;
•
Selling Company stock that you acquired by exercising options; and
•
Selling Company stock that you originally received as a stock grant (such as a restricted stock award or restricted stock unit award settled in shares of Company stock).
5.
There are certain exemptions, including:
•
Purchases or sales under 10b5-1(c) trading plans (so long as you do not make or modify your election during the blackout period or at a time when you are aware of the actual or approximate dates of the blackout); and
•
Bona fide gifts, bequests and transfers pursuant to domestic relations orders.
6.
If you engage in a transaction that violates these rules, you can be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties.

The rules summarized above are complex, and the criminal and civil penalties that could be imposed upon executive officers and directors who violate them could be severe.

We therefore request that you contact Sergio Vaccaro at sergio.vaccaro@poncebank.net or by calling 718-931-9000 before engaging in any transaction involving Company stock or derivatives based on Company stock during the blackout period, or if you believe that any such transaction in which you have a pecuniary interest may occur during the blackout period.